Exhibit 99.1

KULR Technology Group Announces Date Change for Second Quarter Earnings to August 16, 2023

SAN DIEGO / GLOBENEWSWIRE / August 11, 2023 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a global leader in sustainable energy management, today announced that it has changed its conference call for second quarter 2023 financial results to Wednesday, August 16th at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). The financial results will be issued in a press release prior to the call.

KULR management will host the conference call, followed by a question-and-answer period.

Date: Wednesday, August 16, 2023

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

U.S. dial-in: 855-459-0165

Access Code: 361411

Webcast: Click here to access

Please call the conference telephone number 10 minutes prior to the start time. The conference call will be available for replay here and via the Investor Relations section on KULR’s website (www.kulrtechnology.com).

Yesterday, KULR released its preliminary second quarter 2023 financial results which can be found here or on the Company’s website.

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform company offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2023. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:

KULR Technology Group, Inc.

Phone: 858-866-8478 x 847

Email: ir@kulrtechnology.com

Media Relations:

Further PR

Email: press@furtherpr.com